OPTIMUM FUND TRUST

Registration No. 811-21335
FORM N-SAR
Semiannual Period Ended September 30, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Special Meetings of Shareholders of Optimum Fund Trust (the ?Trust?), on behalf of Optimum Fixed Income Fund, Optimum International Fund, Optimum Large Cap Value Fund, Optimum Large Cap Growth Fund, Optimum Small-Mid Cap Value Fund, and Optimum Small-Mid Cap Growth Fund (each, a ?Fund? and together, the ?Funds?) held on September 15, 2015 and reconvened on October 14, 2015, the shareholders of each Trust/each Fund voted to: (i) elect a Board of Trustees for each Trust; (ii) revise the fundamental investment restriction relating to lending for each Fund; (iii) approve the implementation of a new ?manager of managers? order for each Fund; and (iv) revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

At the reconvened meeting on October 14, 2015, the following people were elected to serve as Independent Trustees: Robert J. Christian; Durant Adams Hunter; Pamela J. Moret; Stephen P. Mullin; Robert A. Rudell; and Jon Socolofsky. In addition, Shawn Lytle and Dan Arnold were elected to serve as Interested Trustees.  In addition, shareholders approved the revision to the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

The Special Meeting of Shareholders of the Trust has been adjourned to November 24, 2015 for the following proposals: (i) to approve the implementation of a new ?manager of managers? order for each Fund and (ii) to revise the fundamental investment restriction relating to lending for each Fund. As of the print date of this Semiannual Report, the results of this adjourned meeting were not available.

The following proposals were submitted and passed by a vote of the shareholders on October 14, 2015:

1. To elect a Board of Trustees for the Optimum Fund Trust.

A quorum of shares outstanding for the Trust was present, and the votes passed with a plurality of these shares. The results were as follows:

Dan Arnold

Shares Voted For 206,656,234.380
Percentage of Outstanding Shares 40.888%
Percentage of Shares Voted 97.982%

Shares Withheld 4,256,558.200
Percentage of Outstanding Shares 0.842%
Percentage of Shares Voted 2.018%

Robert J. Christian

Shares Voted For 206,636,384.617
Percentage of Outstanding Shares 40.884%
Percentage of Shares Voted 97.973%

Shares Withheld 4,276,407.963
Percentage of Outstanding Shares 0.846%
Percentage of Shares Voted 2.027%

Durant Adams Hunter

Shares Voted For 206,580,600.389
Percentage of Outstanding Shares 40.873%
Percentage of Shares Voted 97.946%

Shares Withheld 4,332,192.191
Percentage of Outstanding Shares 0.857%
Percentage of Shares Voted 2.054%

Shawn Lytle

Shares Voted For 206,604,957.829
Percentage of Outstanding Shares 40.878%
Percentage of Shares Voted 97.958%

Shares Withheld 4,307,834.751
Percentage of Outstanding Shares 0.852%
Percentage of Shares Voted 2.042%

Pamela J. Moret

Shares Voted For 206,643,941.916
Percentage of Outstanding Shares 40.886%
Percentage of Shares Voted 97.977%

Shares Withheld 4,268,850.664
Percentage of Outstanding Shares 0.844%
Percentage of Shares Voted 2.023%

Stephen P. Mullin

Shares Voted For 206,625,290.728
Percentage of Outstanding Shares 97.968%
Percentage of Shares Voted 97.968%

Shares Withheld 4,287,501.852
Percentage of Outstanding Shares 0.848%
Percentage of Shares Voted 2.032%

Robert A. Rudell

Shares Voted For 206,604,451.218
Percentage of Outstanding Shares 40.878%
Percentage of Shares Voted 97.958%

Shares Withheld 4,308,341.362
Percentage of Outstanding Shares 0.852%
Percentage of Shares Voted 2.042%

Jon Socolofsky

Shares Voted For 206,561,757.896
Percentage of Outstanding Shares 40.870%
Percentage of Shares Voted 97.938%

Shares Withheld 4,351,034.684
Percentage of Outstanding Shares 0.860%
Percentage of Shares Voted 2.062%

2. To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon Board demand.

A quorum of the shares outstanding for the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Optimum Fund Trust

Shares Voted For 162,370,597.919
Percentage of Outstanding Shares 32.126%
Percentage of Shares Voted 76.985%

Shares Voted Against 5,604,318.922
Percentage of Outstanding Shares 1.109%
Percentage of Shares Voted 2.657%

Shares Abstained 7,696,272.936
Percentage of Outstanding Shares 1.522%
Percentage of Shares Voted 3.649%
Broker Non-Votes 35,241,602.803

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